QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.1

AMENDMENT NO. 8

TO

THIRD AMENDED AND RESTATED ACCOUNTS RECEIVABLE
MANAGEMENT AND SECURITY AGREEMENT

        THIS AMENDMENT NO. 8 (this "Amendment") is entered into as of June 29, 2002, by and among TMP Worldwide Inc., a Delaware corporation ("Borrower") and each of the other Financial Parties party hereto, GMAC COMMERCIAL CREDIT LLC ("GMACCC"), each of the financial institutions party hereto (GMACCC and each of such other financial institutions, collectively, the "Lenders") and GMACCC as agent for the Lenders (GMACCC in such capacity, the "Agent").

BACKGROUND

        Pursuant to a Third Amended and Restated Accounts Receivable Management and Security Agreement dated as of November 5, 1998 (as the same has been or will be further amended, supplemented or otherwise modified from time to time, the "Loan Agreement") by and among Borrower, Agent and Lenders, Agent and Lenders agreed to provide Borrower with certain financial accommodations.

        Borrower and the other Financial Parties have requested that the Loan Agreement and certain Ancillary Agreements be amended as hereinafter set forth and Agent and Lenders are willing to do so on the terms and conditions hereafter set forth herein.

        NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrower by Agent and Lenders, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

        1.    Definitions. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

        2.    Amendment to Loan Agreement. Subject to satisfaction of the conditions precedent set forth in Section 4 below, the Loan Agreement is hereby amended as follows:

          (a) Section 1(A) is hereby amended as follows:

            (i) by inserting the following defined terms in their appropriate alphabetical order:

      "Accounts" shall mean and include, as to each Financial Party, all rights of such Financial Party to payment of a monetary obligation (including general intangibles relating thereto), whether or not earned by performance, which is not evidenced by chattel paper or an instrument, (a) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (b) for services rendered or to be rendered, (c) for a secondary obligation incurred or to be incurred, or (d) arising out of the use of a credit or charge card or information contained on or for use with the card.

      "Amendment No. 8" shall mean Amendment No. 8 dated as of June 29, 2002 to Third Amended and Restated Accounts Receivable Management and Security Agreement dated as of November 5, 1998.

      "Amendment No. 8 Effective Date" shall mean the date upon which all of the conditions precedent set forth in Section 4 of Amendment No. 8 has been satisfied.

      "Chattel Paper", "Deposit Accounts", "Documents", "Electronic Chattel Paper", "Fixtures", "Goods", "Instruments", "Letter of Credit Rights", "Proceeds" and "Tangible Chattel Paper" shall have the respective meanings assigned to such terms in the UCC.

      "Commercial Tort Claim" shall mean a commercial tort claim as such term is defined in the UCC and in which the amount claimed is $500,000 or greater.

      "GMAC Company" shall mean, individually and collectively, Agent, GMACCC, GMACCCL, GMACCC-Canada or any Affiliate thereof (and shall extend to their respective successors and assigns).

      "Permitted Buyback" shall mean the purchase or redemption by Borrower of its common or preferred stock in an aggregate amount not to exceed $100,000,000; provided, however, before and after giving effect to any such purchase, there shall not have occurred an Event of Default or Incipient Event of Default.

      "Tangible Capital Funds" shall mean, with respect to any Person, total assets less total liabilities, less the net book value of goodwill, trademarks, non-compete agreements, client lists, and other intangible assets each on a consolidated basis and in accordance with US GAAP.

      "UCC" shall mean the Uniform Commercial Code as in effect in the State of New York from time to time.

            (ii) by amending the following defined terms to read in their entirety as follows:

      "Collateral" shall mean and include, in each case whether now owned or hereafter acquired by any Financial Party, all of each Financial Party's property and assets, wherever located, including, without limitation:

              (a)  all Accounts;

              (b)  all Equipment;

              (c)  all General Intangibles;

              (d)  all Inventory;

              (e)  all Subsidiary Stock of Domestic Subsidiaries and 65% of the outstanding Subsidiary Stock of Foreign Subsidiaries;

              (f)    all Investment Property;

              (g)  all of each Financial Party's present and future right, title and interest in and to (i) its respective goods and other property including, but not limited to, all merchandise returned or rejected by Customers, relating to or securing any of the Receivables; (ii) all of each Financial Party's rights as a consignor, a consignee, an unpaid vendor, mechanic, artisan, or other lienor, including rights of stoppage in transit, setoff, detinue, replevin, repossession, reclamation and repurchase; (iii) all additional amounts due to any Financial Party from any Customer relating to the Receivables; (iv) other property, including warranty claims, relating to any goods securing this Agreement; (v) all of each Financial Party's contract rights, rights of payment which have been earned under a contract right, instruments (including all promissory notes), documents, chattel paper (including all tangible and electronic chattel paper), warehouse receipts, deposit accounts, cash held as cash collateral to the extent not otherwise constituting collateral, all other money and cash; (vi) if and when obtained by any Financial Party, all real and personal property of third parties in which such Financial Party has been granted a lien or security interest as security for the payment or enforcement of Receivables and including deposits by and property of account debtors or other persons securing the obligations of account debtors; (vii) any other goods, personal property or real property now owned or hereafter acquired in which any Financial Party has expressly granted a security interest or may in the future grant a security interest to

      Agent hereunder, or in any amendment or supplement hereto or thereto, or under any other agreement between Agent and any Financial Party; and (viii) all letters of credit, banker's acceptances and similar instruments and including all Letter-of-Credit Rights (whether or not the letter of credit is evidenced by a writing); and (ix) all Commercial Tort Claims, including, without limitation, all Commercial Tort Claims set forth on Schedule 1(C);

              (h)  all present and future supporting obligations and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Receivables and other Collateral, including (i) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral, and (ii) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Receivables or other Collateral, including returned, repossessed and reclaimed goods;

              (i)    to the extent not otherwise described above, all Receivables;

              (j)    all of each Financial Party's ledger sheets, ledger cards, files, correspondence, records, books of account, business papers, computers, computer software (whether owned by any Financial Party or in which it has an interest), computer programs, tapes, disks and documents relating to (a), (b), (c), (d), (e), (f), (g), (h) or (i) above; and

              (k)  all proceeds and products of (a), (b), (c), (d), (e), (f), (g), (h), (i) and (j) above in whatever form, including, but not limited to: cash, deposit accounts (whether or not comprised solely of proceeds), certificates of deposit, insurance proceeds (including hazard, flood and credit insurance), negotiable instruments and other instruments for the payment of money, chattel paper, security agreements, documents, eminent domain proceeds, condemnation proceeds and tort claim proceeds.

      "Equipment" shall mean and include as to each Financial Party all of such Financial Party's now owned and hereafter acquired goods (other than Inventory), wherever located, including, without limitation, all equipment, machinery, apparatus, vehicles, vessels, fittings, tools, furniture, furnishings, fixtures, parts, accessories, data processing and computer equipment and computer hardware and software, whether owned or licensed, and including embedded software, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.

      "General Intangibles" shall mean and include as to each Financial Party all of such Financial Party's general intangibles, whether now owned or hereafter acquired including, without limitation, all choses in action, causes of action, corporate or other business records, inventions, designs, patents, patent rights, patent applications, equipment formulations, manufacturing procedures, quality control procedures, trademarks, service marks, service mark applications, goodwill (including any goodwill associated with any trademark or the license of any trademark), copyrights, works which are the subject matter of copyrights, rights in works of authorship, copyright registrations, inventions, trade secrets, formulae, processes, compounds, drawings, designs, blueprints, surveys, reports, manuals and operating standards, design rights, registrations, licenses, franchises, customer lists, tax refunds, tax refund claims, computer programs, domain names, domain name registrations, software and contract rights relating to software, all claims under guaranties, security interests or other security held by or granted to such Financial Party to secure payment of any of the Receivables by a Customer, all rights of indemnification and all other intangible property of every kind and nature (other than Receivables).

      "Inventory" shall mean and include as to each Financial Party all of such Financial Party's now owned and hereafter acquired inventory, including, without limitation, all goods, merchandise and other personal property, wherever located, which (a) are leased by any Financial Party as lessor; (b) are held by any Financial Party for sale or lease or to be furnished under a contract of service; (c) are furnished by any Financial Party under a contract of service; or (d) consist of raw materials, work in process, finished goods or materials and supplies of any kind, nature or description which are or might be used or consumed in such Financial Party's business, together with all documents of title or other documents representing or relating to any of the foregoing.

      "Investment Property" shall mean and include as to each Financial Party, all such Financial Party's now owned or hereafter acquired investment property (exclusive of Subsidiary Stock) (including securities, whether certificates or uncertificated, securities accounts, security entitlements, commodity contracts or commodity accounts) and all monies, credit balances, deposits and other property of such Financial Party now or hereafter held or received by or in transit to Agent or its affiliates or at any other depository or other institution from or for the account of such Financial Party, whether for safekeeping, pledge, custody, transmission, collection or otherwise.

      "Receivables" shall mean and include, as to each Financial Party, all of the following now owned or hereafter arising or acquired property of such Financial Party: (a) all Accounts; (b) all amounts at any time payable to any Financial Party in respect of the sale or other disposition by such Financial Party of any Account or other obligation for the payment of money; (c) all interest, fees, late charges, penalties, collection fees and other amounts due or to become due or otherwise payable in connection with any Account; (d) all payment intangibles of any Financial Party and other contract rights (including, without limitation, Affiliate Receivables acquired by Borrower, Receivables which are not documented by an invoice, Recruitment Media Billing Receivables and Media Billing Receivables), chattel paper, instruments, notes, and other forms of obligations owing to any Financial Party, whether from the sale and lease of goods or other property, licensing of any property (including General Intangibles), rendition of services or from loans or advances by any Financial Party or to or for the benefit of any third person (including loans or advances to any Affiliates or Subsidiaries of any Financial Party) or otherwise associated with any Accounts, Inventory or General Intangibles of any Financial Party (including, without limitation, choses in action, causes of action, tax refunds, tax refund claims, any funds which may become payable to any Financial Party in connection with the termination of any Plan or other employee benefit plan and any other amounts payable to any Financial Party from any Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, casualty or any similar types of insurance and any proceeds thereof and proceeds of insurance covering the lives of employees on which any Financial Party is beneficiary).

          (b)  The defined term "BNY Company" is hereby deleted and each reference to BNY Company in the Loan Agreement or any Ancillary Agreement is hereby replaced with "GMAC Company".

          (c)  Each reference to "chattel paper", "fixtures", "goods" and "instruments" is hereby replaced with "Chattel Paper", "Fixtures", "Goods" and "Instruments", respectively.

          (d)  Each reference to "Uniform Commercial Code" is hereby replaced with "UCC".

          (e)  Section 1(C) of the Loan Agreement is hereby amended in its entirety to read as follows:

      "(C) Uniform Commercial Code Terms. All terms used herein and defined in the UCC, as in effect from time to time, shall have the meaning given therein unless otherwise defined herein. To the extent the definitions of any category or type of Collateral is expanded by any amendment, modification or revision to the UCC, such expanded definition will apply automatically as of the date of such amendment, modification or revision."

          (f)    Section 2.1(a)(y)(i) is hereby amended in its entirety to read as follows:

      "(i) 85%, subject to the provisions of Section 2.1(d) hereof ("Receivables Advance Rate") of the net face amount of Eligible Receivables and Eligible Unbilled Receivables, minus"

          (g)  Section 6 is hereby amended in its entirety to read as follows:

      "6. Security Interest.

              6.1  Grant of Security Interest. To secure the prompt payment of the Obligations, each Financial Party hereby acknowledges, confirms and agrees that Agent has and shall continue to have for the benefit of the Lenders a continuing security interest in and upon all Collateral heretofore granted to Agent and, to the extent not otherwise granted to or held by Agent, hereby assigns, pledges and grants to Agent, for the benefit of the Lenders (and to the Affiliates who are party to Interest Rate Agreements) and GMACCCL, GMACCC-Canada and each other Foreign Subsidiary Lender, a continuing security interest in and to the Collateral, whether now owned or existing or hereafter acquired or arising and wheresoever located (whether or not the same is subject to Article 9 of the UCC). All of each Financial Party's ledger sheets, files, records, books of account, business papers and documents relating to the Collateral shall, until delivered to or removed by Agent, be kept by Financial Parties in trust for Agent until all Obligations have been paid in full. Each confirmatory assignment schedule or other form of assignment hereafter executed by any Financial Party shall be deemed to include the foregoing grant, whether or not the same appears therein.

              6.2.  Perfection of Security Interest. (a) Each Financial Party shall take all action that may be necessary or desirable, or that Agent may reasonably request, so as at all times to maintain the validity, perfection, enforceability and priority of Agent's security interest in the Collateral or to enable Agent to protect, exercise or enforce its rights hereunder and in the Collateral, including, but not limited to, (i) immediately discharging all Liens other than Permitted Liens, (ii) obtaining landlords' or mortgagees' lien waivers, (iii) delivering to Agent, endorsed or accompanied by such instruments of assignment as Agent may specify, and stamping or marking, in such manner as Agent may specify, any and all Chattel Paper, Instruments, letters of credits and advices thereof and Documents evidencing or forming a part of the Collateral, (iv) entering into warehousing, lockbox, bailee and other custodial arrangements satisfactory to Agent, and (v) executing and delivering financing statements, instruments of pledge, mortgages, notices and assignments, in each case in form and substance satisfactory to Agent, relating to the creation, validity, perfection, maintenance or continuation of Agent's security interest under the UCC or other applicable law.

              (b)  Agent may at any time and from time to time file financing statements, continuation statements and amendments thereto that describe the Collateral as "all assets" of the applicable Financial Party or words of similar effect and which contain any other information required by Part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statements, continuation statements or amendments. Each Financial Party agrees to furnish any such information to Agent promptly upon request.

              (c)  Financial Parties shall, at any time and from time to time, take such steps as Agent may reasonably request (i) to obtain an acknowledgment, in form and substance reasonably satisfactory to Agent, of any bailee having possession of any of the Collateral, stating that the bailee holds such Collateral for Agent, (ii) to obtain "control" of any Letter-of-Credit

      Rights, Deposit Accounts or Electronic Chattel Paper (as such terms are defined in Article 9 of the UCC with corresponding provisions thereof defining what constitutes "control" for such items of Collateral), with any agreements establishing control to be in form and substance reasonably satisfactory to Agent, and (iii) otherwise to insure the continued perfection and priority of Agent's security interest in any of the Collateral and of its rights therein. If any Financial Party shall at any time, acquire a Commercial Tort Claim such Financial Party shall grant to Agent a security interest and lien in and to such Commercial Tort Claim and all Proceeds thereof as set forth in Section 6.1 of this Agreement.

              (d)  Each Financial Party hereby confirms and ratifies all UCC financing statements filed by Agent with respect to such Borrower on or prior to the date of Amendment No. 8.

              (e)  All reasonable charges, expenses and fees Agent may incur in doing any of the foregoing, and any local taxes relating thereto, shall be charged to Borrower's Account as a Revolving Credit Advance and added to the Obligations, or, at Agent's option, shall be paid to Agent immediately upon demand.

              6.3  Foreign Secured Facility. In the event Borrower requests Agent or a GMAC Company to provide a secured working capital lending facility to a Foreign Subsidiary of Borrower (a "Foreign Secured Facility") and neither Agent nor any GMAC Company provides a written commitment to provide such financing, on terms substantially similar to those contained herein, within 30 days after receipt by Agent of such request, Agent and such GMAC Company shall release its Liens, if any, upon the assets or stock of such Foreign Subsidiary upon satisfaction of the following conditions: (i) Borrower shall deliver to Agent a request in writing that Agent or the applicable GMAC Company release its Liens in the assets or stock of such Foreign Subsidiary, (ii) Borrower shall deliver to Agent a copy of a written commitment to provide a Foreign Secured Facility to such Foreign Subsidiary from a replacement financial institution which commitment shall provide as a condition that Agent or a GMAC Company release its Liens in the assets or stock of such Foreign Subsidiary as a condition to providing such Foreign Secured Facility, (iii) Borrower or such financial institution shall supply Agent, at Borrower's or such financial institution's expense with the forms of any such release documents to be executed by Agent or a GMAC Company, (iv) such Foreign Secured Facility shall be secured solely by the assets and/or stock of such Foreign Subsidiary, or a guaranty by Borrower or another Financial Party (to the extent permitted by Section 12.3(e) or a Letter of Credit issued pursuant to Section 2.6, and (v) after giving effect to such release, Agent and Lenders shall have either (A) a security interest in 85% of the Receivables of Borrower on a Consolidated Basis, (B) a pledge of 100% of the stock of each Domestic Subsidiary and 65% of the stock of each Foreign Subsidiary owning in the aggregate at least 85% of all Receivables of Borrower on a Consolidated Basis, or (C) any combination of (A) and (B), which results in Agent and Lenders having a security interest (whether by lien or pledge of stock) in at least 85% of the Receivables of Borrower on a Consolidated Basis."

          (h)  The following new subsections 8(i) and 8(j) are added to Loan Agreement in the appropriate sectional order to read as follows:

      "(i) If any Financial Party now holds or shall at any time hereafter acquire a Commercial Tort Claim, such Financial Party shall immediately notify Agent of the details thereof, including a reasonable description and summary thereof and shall grant to Agent a security interest therein and in the proceeds thereof (in form satisfactory to Agent); and such claim and proceeds shall thereafter be deemed Collateral under the terms of this Agreement.

      (j) Each Financial Party shall at any time and from time to time, take such steps as Lender may reasonably request for Lender to obtain "control" of any Investment Property, Deposit

      Accounts, Letter-of-Credit Rights or Electronic Chattel Paper, with any agreements establishing such control to be in form and substance satisfactory to Agent."

          (i)    Section 12.1 (a) is hereby amended by inserting the following sentence at the end thereof but before the semicolon to read as follows:

      "The state organizational identification number of each Financial Party which is a Domestic Person is as set forth on Schedule 12.1(a) of this Agreement."

          (j)    Section 12.3(b) is hereby amended in its entirety to read as follows:

      "(b) Dividends. Borrower will not nor will any other Financial Party (i) declare, pay or make any dividend or distribution in cash on any shares of their common stock or preferred stock provided, however, Borrower and any Financial Party may make any such dividend if at the time of and after giving effect to such dividend there shall not have occurred an Event of Default or Incipient Event of Default; or (ii) apply any of their funds, property or assets to the purchase, redemption or other retirement of any of their common or preferred stock, except in connection with a Permitted Buyback."

          (k)  Section 12.3(d) is amended in its entirety to provide as follows:

      "(d) Loans. Borrower will not nor will any other Financial Party make advances, loans or extensions of credit to any Person; provided, however,

      (1) Borrower and its Subsidiaries and Affiliates may make Intercompany Loans so long as (i) no Event of Default or Incipient Event of Default shall have occurred or would occur after giving effect thereto and (ii) to the extent the aggregate amount of Intercompany Loans to any Subsidiary or Affiliate exceeds $20,000,000, such Indebtedness shall be evidenced by a demand note and shall be assigned to Agent as collateral security for the Obligations in a manner reasonably satisfactory to Agent; provided, however that Intercompany Loans shall not exceed at any time an aggregate amount equal to $250,000,000 or an amount equal to $80,000,000 for each Intercompany Loan; provided, further, the proceeds of any Intercompany Loan shall not be used to effect an Acquisition or Merger except to the extent such Acquisition or Merger is otherwise permitted under Section 12.3(f) or Section 12.3(g), respectively; and

      (2) Borrower and its Subsidiaries and Affiliates may make Extracompany Loans so long as (i) no Event of Default or Incipient Event of Default shall have occurred or would occur after giving effect thereto and (ii) such Indebtedness shall be evidenced by a note and shall be assigned to Agent as collateral security for the Obligations in a manner reasonably satisfactory to Agent; provided further that the aggregate outstanding balance of Extracompany Loans shall not exceed $15,000,000 at any time."

          (l)    Section 12.3(e) is amended in its entirety to provide as follows:

      "(e) Guaranties. Borrower will not nor will any other Financial Party become either directly or contingently liable upon the obligations of any Person by assumption, endorsement or guaranty thereof or otherwise other than the endorsement of checks in the ordinary course of business except (i) as listed on Schedule 12.3(e) and (ii) with respect to the issuance of the guaranties of indebtedness of foreign Affiliates or Foreign Subsidiaries provided that at any time, the maximum aggregate outstanding amount of indebtedness secured by all such guaranties which are not guaranties of collection and which were not in the sole judgment of Agent incurred by foreign Affiliates or Foreign Subsidiaries on a fully secured basis shall not exceed $50,000,000 provided, however no guaranty may be made in connection with or to support an Acquisition or Merger except to the extent such Acquisition or Merger is otherwise permitted under Section 12.3(f) or Section 12.3(g), respectively;"

          (m)  Section 12.3(o) is hereby amended as to add a new subsection (J) at the end thereof, but before the semicolon, to read as follows:

      "(J) investments in (1) tax advantaged securities and tax exempt securities issued by states and municipalities in the United States of America including notes and bonds, variable rate demand notes, variable rate commercial paper, adjustable rate option tender bonds, pre-refunded notes (including those with no ratings or BBB or lower rating provided repayment is 100% collateralized with AAA rated securities), auction rate securities, each having a minimum short-term rating of "SP-1" or "A-1" or a minimum long-term rating of "AA" or equivalent by S&P or a minimum short-term rating of "MIG-1" or "VMIG-1" or "Prime-1" or a minimum long-term rating of "Aa" or equivalent by Moody's, (2) auction rate preferred securities issued by U.S. corporations having a minimum rating of "AA" or equivalent by S&P or "aa" or equivalent by Moody's, (3) bonds and debt issued by corporations carrying ratings of at least "AA" by S&P and "Aa" by Moody's, and (4) any money market fund backed by any of the permitted investments described in this subsection (J); provided that the maturity of any investment in this subsection (J) shall not be greater than 18 months and (k) investments in the Borrower's common or preferred stock in connection with a Permitted Buyback.

          (n)  Section 12.4(a) is hereby amended in its entirety to read as follows:

      "(a) Intentionally Omitted."

          (o)  Section 12.4 is hereby amended by inserting a new subsection (d) thereof to read in its entirety as follows:

      "(d) Tangible Capital Funds. Borrower shall not at any time permit Tangible Capital Funds to be less than $185,000,000, provided however that the minimum required Tangible Capital Funds will be reduced Dollar for Dollar in step with Borrower's purchase of it's common stock up to an aggregate cost of $100,000,000 in connection with a Permitted Buyback. By way of example, if Borrower purchases it's common stock at a cost of $100 million the minimum required Tangible Capital Funds will simultaneously reduce by $100,000,000 (the minimum required Tangible Capital Funds then becomes $85,000,000).

          (p)  Section 24 is hereby amended in its entirety to read as follows:

      "24. Notices. Any notice or request hereunder may be given to Borrower or Agent at the respective addresses set forth below or as may hereafter be specified in a notice designated as a change of address under this paragraph. Any notice or request hereunder shall be given by registered or certified mail, return receipt requested, or by overnight mail or by telecopy (confirmed by mail). Notices and requests shall be, in the case of those by mail or overnight mail, deemed to have been given when deposited in the mail or with the overnight mail carrier, and, in the case of a telecopy, when confirmed.

      Notices shall be provided as follows:

If to Agent:	GMAC Commercial Credit LLC 1290 Avenue of the Americas New York, New York 10104 Attention: Frank Imperato Telephone: (212) 884-7026 Telecopier: (212) 884-7162
with a copy to:	Hahn & Hessen LLP 350 Fifth Avenue New York, New York 10118 Attention: Daniel J. Krauss, Esq. Telephone: (212) 736-1000 Telecopier: (212) 594-7167
If to Borrower:	TMP Worldwide Inc. 1633 Broadway, 33rd Floor New York, New York 10019 Attention: Myron F. Olesnyckyj Senior Vice President and General Counsel Telephone: (212) 977-5400 Telecopier: (212) 940-3972
with a copy to:	Fulbright & Jaworski L.L.P. 666 Fifth Avenue New York, New York 10103 Attention: Gregg Berman, Esq. Telephone: (212) 318-3000 Telecopier: (212) 752-5958"

          (q)  Schedule 1(B), 12.1(c), 12.1(h), 12.3(e) and 12.3(f) to the Loan Agreement are hereby amended in their entirety to read as set forth in Schedules 1(B), 12.1(c), 12.1(h), 12.3(e) and 12.3(f) attached to Amendment No. 8.

        3.    Amendment to Security Agreements. Subject to satisfaction of the conditions precedent set forth in Section 4 below, each of the Security Agreement dated November 5, 1998 (collectively, the "Existing Security Agreements") between Agent and each of TMP Holdings International, Inc., TASA Incorporated, Austin Knight Inc., Online Career Center Management, Inc., M.S.I. Market Support International and General Directory Advertising Services, Inc. are hereby amended as follows:

          (a)  Section 1(A) is hereby amended as follows:

          (i)    by inserting the following defined terms in their appropriate alphabetical order:

      "Accounts" shall mean and include all rights of Company to payment of a monetary obligation (including general intangibles relating thereto), whether or not earned by performance, which is not evidenced by chattel paper or an instrument, (a) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (b) for services rendered or to be rendered, (c) for a secondary obligation incurred or to be incurred, or (d) arising out of the use of a credit or charge card or information contained on or for use with the card.

      "Chattel Paper", "Deposit Accounts", "Documents", "Electronic Chattel Paper", "Fixtures", "Goods", "Instruments", "Letter of Credit Rights", "Proceeds" and "Tangible Chattel Paper" shall have the respective meanings assigned to such terms in the UCC.

      "Commercial Tort Claim" shall mean a commercial tort claim as such term is defined in the UCC and in which the amount claimed is $500,000 or greater.

      "UCC" shall mean the Uniform Commercial Code as in effect in the State of New York from time to time.

            (ii)  by amending the following defined terms to read in their entirety as follows:

      "Collateral" shall mean and include, in each case whether now owned or hereafter acquired by Company, all of Company's property and assets, wherever located, including, without limitation:

              (a)  all Accounts;

              (b)  all Equipment;

              (c)  all General Intangibles;

              (d)  all Inventory;

              (e)  all Subsidiary Stock of Domestic Subsidiaries and 65% of the outstanding Subsidiary Stock of Foreign Subsidiaries;

              (f)    all Investment Property;

              (g)  all of Company's present and future right, title and interest in and to (i) its respective goods and other property including, but not limited to, all merchandise returned or rejected by Customers, relating to or securing any of the Receivables; (ii) all of Company's rights as a consignor, a consignee, an unpaid vendor, mechanic, artisan, or other lienor, including rights of stoppage in transit, setoff, detinue, replevin, repossession, reclamation and repurchase; (iii) all additional amounts due to Company from any Customer relating to the Receivables; (iv) other property, including warranty claims, relating to any goods securing this Agreement; (v) all of Company's contract rights, rights of payment which have been earned under a contract right, instruments (including all promissory notes), documents, chattel paper (including all tangible and electronic chattel paper), warehouse receipts, deposit accounts, cash held as cash collateral to the extent not otherwise constituting collateral, all other money and cash; (vi) if and when obtained by Company, all real and personal property of third parties in which Company has been granted a lien or security interest as security for the payment or enforcement of Receivables and including deposits by and property of account debtors or other persons securing the obligations of account debtors; (vii) any other goods, personal property or real property now owned or hereafter acquired in which Company has expressly granted a security interest or may in the future grant a security interest to Agent hereunder, or in any amendment or supplement hereto or thereto, or under any other agreement between Agent and Company; and (viii) all letters of credit, banker's acceptances and similar instruments and including all Letter-of-Credit Rights (whether or not the letter of credit is evidenced by a writing); and (ix) all Commercial Tort Claims, including, without limitation, all Commercial Tort Claims set forth on Schedule 1(C);

              (h)  all present and future supporting obligations and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Receivables and other Collateral, including (i) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral, and

      (ii) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Receivables or other Collateral, including returned, repossessed and reclaimed goods;

              (i)    to the extent not otherwise described above, all Receivables;

              (j)    all of Company's ledger sheets, ledger cards, files, correspondence, records, books of account, business papers, computers, computer software (whether owned by Company or in which it has an interest), computer programs, tapes, disks and documents relating to (a), (b), (c), (d), (e), (f), (g), (h) or (i) above; and

              (k)  all proceeds and products of (a), (b), (c), (d), (e), (f), (g), (h), (i) and (j) above in whatever form, including, but not limited to: cash, deposit accounts (whether or not comprised solely of proceeds), certificates of deposit, insurance proceeds (including hazard, flood and credit insurance), negotiable instruments and other instruments for the payment of money, chattel paper, security agreements, documents, eminent domain proceeds, condemnation proceeds and tort claim proceeds.

      "Equipment" shall mean and include all of Company's now owned and hereafter acquired goods (other than Inventory), wherever located, including, without limitation, all equipment, machinery, apparatus, vehicles, vessels, fittings, tools, furniture, furnishings, fixtures, parts, accessories, data processing and computer equipment and computer hardware and software, whether owned or licensed, and including embedded software, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.

      "General Intangibles" shall mean and include all of Company's general intangibles, whether now owned or hereafter acquired including, without limitation, all choses in action, causes of action, corporate or other business records, inventions, designs, patents, patent rights, patent applications, equipment formulations, manufacturing procedures, quality control procedures, trademarks, service marks, service mark applications, goodwill (including any goodwill associated with any trademark or the license of any trademark), copyrights, works which are the subject matter of copyrights, rights in works of authorship, copyright registrations, inventions, trade secrets, formulae, processes, compounds, drawings, designs, blueprints, surveys, reports, manuals and operating standards, design rights, registrations, licenses, franchises, customer lists, tax refunds, tax refund claims, computer programs, domain names, domain name registrations, software and contract rights relating to software, all claims under guaranties, security interests or other security held by or granted to Company to secure payment of any of the Receivables by a Customer, all rights of indemnification and all other intangible property of every kind and nature (other than Receivables).

      "Inventory" shall mean and include all of Company's now owned and hereafter acquired inventory, including, without limitation, all goods, merchandise and other personal property, wherever located, which (a) are leased by Company as lessor; (b) are held by Company for sale or lease or to be furnished under a contract of service; (c) are furnished by Company under a contract of service; or (d) consist of raw materials, work in process, finished goods or materials and supplies of any kind, nature or description which are or might be used or consumed in Company's business, together with all documents of title or other documents representing or relating to any of the foregoing.

      "Investment Property" shall mean and include all of Company's now owned or hereafter acquired investment property (exclusive of Subsidiary Stock) (including securities, whether certificates or uncertificated, securities accounts, security entitlements, commodity contracts or commodity accounts) and all monies, credit balances, deposits and other property of Company now or hereafter held or received by or in transit to Agent or its affiliates or at any other depository or other institution from or for the account of Company, whether for safekeeping, pledge, custody, transmission, collection or otherwise.

      "Receivables" shall mean and include all of the following now owned or hereafter arising or acquired property of Company: (a) all Accounts; (b) all amounts at any time payable to Company in respect of the sale or other disposition by Company of any Account or other obligation for the payment of money; (c) all interest, fees, late charges, penalties, collection fees and other amounts due or to become due or otherwise payable in connection with any Account; (d) all payment intangibles of Company and other contract rights chattel paper, instruments, notes, and other forms of obligations owing to Company, whether from the sale and lease of goods or other property, licensing of any property (including General Intangibles), rendition of services or from loans or advances by Company or to or for the benefit of any third person (including loans or advances to any Affiliates or Subsidiaries of Company) or otherwise associated with any Accounts, Inventory or General Intangibles of Company (including, without limitation, choices in action, causes of action, tax refunds, tax refund claims, any funds which may become payable to Company in connection with the termination of any Plan or other employee benefit plan and any other amounts payable to Company from any Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, casualty or any similar types of insurance and any proceeds thereof and proceeds of insurance covering the lives of employees on which Company is beneficiary).

          (b)  Each reference to BNY or BNY Company shall be deemed a reference to GMAC and GMAC Company, respectfully.

          (c)  Each reference to "chattel paper", "fixtures", "goods" and "instruments" is hereby replaced with "Chattel Paper", "Fixtures", "Goods" and "Instruments", respectively.

          (d)  Each reference to "Uniform Commercial Code" is hereby replaced with "UCC".

          (e)  Section 1(C) of each Existing Security Agreement is hereby amended in its entirety to read as follows:

      "(C) Uniform Commercial Code Terms. All terms used herein and defined in the UCC, as in effect from time to time, shall have the meaning given therein unless otherwise defined herein. To the extent the definitions of any category or type of Collateral is expanded by any amendment, modification or revision to the UCC, such expanded definition will apply automatically as of the date of such amendment, modification or revision."

          (f)    Section 2 of each Existing Security Agreement is hereby amended in its entirety to read as follows:

      "2. Security Interest.

              2.1  Grant of Security Interest. To secure the prompt payment of the Obligations, Company hereby acknowledges, confirms and agrees that Agent has and shall continue to have for the benefit of the Lenders a continuing security interest in and upon all Collateral heretofore granted to Agent and, to the extent not otherwise granted to or held by Agent, hereby assigns, pledges and grants to Agent, for the benefit of the Lenders (and to the Affiliates who are party to Interest Rate Agreements) and GMACCCL, GMACCC-Canada and each other Foreign Subsidiary Lender, a continuing security interest in and to the Collateral, whether now owned or existing or hereafter acquired or arising and wheresoever located (whether or not the same is subject to Article 9 of the UCC). All of Company's ledger sheets, files, records, books of account, business papers and documents relating to the Collateral shall, until delivered to or removed by Agent, be kept by Company in trust for Agent until all Obligations have been paid in full. Each confirmatory assignment schedule or other form of assignment hereafter executed by Company shall be deemed to include the foregoing grant, whether or not the same appears therein.

              2.2.  Perfection of Security Interest. (a) Company shall take all action that may be necessary or desirable, or that Agent may reasonably request, so as at all times to maintain the validity, perfection, enforceability and priority of Agent's security interest in the Collateral or to enable Agent to protect, exercise or enforce its rights hereunder and in the Collateral, including, but not limited to, (i) immediately discharging all Liens other than Permitted Liens, (ii) obtaining landlords' or mortgagees' lien waivers, (iii) delivering to Agent, endorsed or accompanied by such instruments of assignment as Agent may specify, and stamping or marking, in such manner as Agent may specify, any and all Chattel Paper, Instruments, letters of credits and advices thereof and Documents evidencing or forming a part of the Collateral, (iv) entering into warehousing, lockbox, bailee and other custodial arrangements satisfactory to Agent, and (v) executing and delivering financing statements, instruments of pledge, mortgages, notices and assignments, in each case in form and substance satisfactory to Agent, relating to the creation, validity, perfection, maintenance or continuation of Agent's security interest under the UCC or other applicable law.

              (b)  Agent may at any time and from time to time file financing statements, continuation statements and amendments thereto that describe the Collateral as "all assets" of the Company or words of similar effect and which contain any other information required by Part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statements, continuation statements or amendments. Company agrees to furnish any such information to Agent promptly upon request.

              (c)  Company shall, at any time and from time to time, take such steps as Agent may reasonably request (i) to obtain an acknowledgment, in form and substance reasonably satisfactory to Agent, of any bailee having possession of any of the Collateral, stating that the bailee holds such Collateral for Agent, (ii) to obtain "control" of any Letter-of-Credit Rights, Deposit Accounts or Electronic Chattel Paper (as such terms are defined in Article 9 of the UCC with corresponding provisions thereof defining what constitutes "control" for such items of Collateral), with any agreements establishing control to be in form and substance reasonably satisfactory to Agent, and (iii) otherwise to insure the continued perfection and priority of Agent's security interest in any of the Collateral and of its rights therein. If Company shall at any time, acquire a Commercial Tort Claim such Company shall grant to Agent a security interest and lien in and to such Commercial Tort Claim and all Proceeds thereof as set forth in Section 2.1 of this Agreement.

              (d)  Company hereby confirms and ratifies all UCC financing statements filed by Agent with respect to Company on or prior to the date of Amendment No. 8.

              (e)  All reasonable charges, expenses and fees Agent may incur in doing any of the foregoing, and any local taxes relating thereto, shall be charged to Company's account as a Revolving Credit Advance and added to the Obligations, or, at Agent's option, shall be paid to Agent immediately upon demand.

        4.    Conditions of Effectiveness. This Amendment shall become effective when all of the following conditions shall have been satisfied: (i) Agent shall have received four (4) copies of this Amendment executed by each Financial Party and Required Lenders; (ii) Agent shall have received, for the ratable benefit of Lenders who agree to this Amendment, an amendment fee equal to $92,500, which fee shall be payable on the Amendment No. 8 Effective Date and charged to Borrower's Account; (iii) no Incipient

Event of Default or Event of Default shall have occurred and be continuing; (iv) Agent shall have received an executed guaranty and security agreement from each Scheduled Affiliate in form and substance satisfactory to Agent and (v) Agent shall have received such other certificates, instruments, documents, agreements and opinions of counsel as may be required by Agent or its counsel, each of which shall be in form and substance satisfactory to Agent and its counsel.

        5.    Representations, Warranties and Covenants. Each Financial Party hereby represents, warrants and covenants as follows:

          (a)  This Amendment and the Loan Agreement, as amended hereby, constitute legal, valid and binding obligations of such Financial Party and are enforceable against such Financial Party in accordance with their respective terms.

          (b)  Upon the effectiveness of this Amendment, such Financial Party hereby reaffirms all covenants, representations and warranties made in the Loan Agreement to the extent the same are not amended hereby and agree that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment.

          (c)  No Event of Default or Incipient Event of Default has occurred and is continuing or would exist after giving effect to this Amendment.

          (d)  No Financial Party has any defense, counterclaim or offset with respect to the Loan Agreement or the Obligations.

        6.    Reaffirmation of Guarantors. Each Guarantor (a) acknowledges and confirms all terms and provisions contained in the Guaranty Agreements are and shall remain in full force and effect in accordance with their respective terms and (b) adopts, and agrees to be bound by the provisions of Sections 7 through 10, 12.1, 12.2. 12.3 and 13 through 37 of the Loan Agreement.

        7.    Effect on the Loan Agreement.

          (a)  Upon the effectiveness of Section 2 hereof, each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Loan Agreement as amended hereby.

          (b)  Except as specifically amended herein, the Loan Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

          (c)  The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or any Lender, nor constitute a waiver of any provision of the Loan Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

        8.    Governing Law. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

        9.    Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

        10.    Counterparts; Facsimile Signatures. This Amendment may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same agreement. Any signature received by facsimile transmission shall be deemed an original signature hereto.

        IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first written above.

TMP WORLDWIDE INC.
By:	/s/ MYRON OLESNYCKYJ Name: Myron Olesnyckyj Title: Senior Vice President and Secretary
GMAC COMMERCIAL CREDIT LLC as Agent and as Lender
By:	/s/ DAVID J. KANTER Name: David J. Kanter Title: President, Special Assets Division
DEUTSCHE FINANCIAL SERVICES CORPORATION, as Lender
By:	/s/ STEPHEN D. METTS Name: Stephen D. Metts Title: Vice President
FLEET NATIONAL BANK as Lender
By:	/s/ THOMAS J. LEVY Name: Thomas J. Levy Title: Senior Vice President
FIFTH THIRD BANK as Lender
By:	/s/ ANN PIERSON Name: Ann Pierson Title: Corporate Banking Officer

GMAC COMMERCIAL CREDIT LIMITED
By:	/s/ DAVID J. KANTER Name: David J. Kanter Title: President, Special Assets Division
GMAC COMMERCIAL CREDIT CORPORATION
By:	/s/ DAVID J. KANTER Name: David J. Kanter Title: President, Special Assets Division
TMP HOLDINGS INTERNATIONAL, INC. TASA INCORPORATED AUSTIN KNIGHT INC. ONLINE CAREER CENTER MANAGEMENT, INC. M.S.I. MARKET SUPPORT INTERNATIONAL GENERAL DIRECTORY ADVERTISING SERVICES, INC.
By:	/s/ MYRON OLESNYCKYJ Name: Myron Olesnyckyj The Secretary of each of the foregoing corporations

QuickLinks

AMENDMENT NO. 8 TO THIRD AMENDED AND RESTATED ACCOUNTS RECEIVABLE MANAGEMENT AND SECURITY AGREEMENT